Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Vincent Sita
Chief Financial Officer
vincent.sita@falconstor.com

FalconStor Software Announces First Quarter of 2022 Results

New Hybrid Cloud Reseller Relationship with IBM and Continued Managed Service Provider Adoption

•Developed new strategic reseller relationship with IBM, creating new joint solutions that enable hybrid cloud data migration, backup, and restore for IBM Power Virtual Server Cloud (IBM Power VS) clients and MSPs that will be resold with IBM Cloud sales force and partner channels
•Added four new MSP partners for the StorSafe secure backup-as-a-service solution while existing MSP partners expanded their business to protect new customers and systems, aligned with the FalconStor strategic shift to serve the MSP community
•Rolled out new initiatives with Hitachi Vantara to build pipeline for advanced disaster recovery and cloud-enabled protection that will be resold by Hitachi Vantara sales force and partner channels

AUSTIN, TEXAS (May 11, 2022) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing disaster recovery and backup for the hybrid cloud world, today announced financial results for its first quarter 2022, which ended on March 31, 2022.

“Our strategic shift to recurring revenue-based hybrid cloud data protection solutions took a material step forward in the quarter as we worked aggressively to secure an important reseller relationship with IBM,” said Todd Brooks, FalconStor CEO. “IBM’s cloud push has been a centerpiece of its corporate strategy, as highlighted in its first quarter 2022 results. As we announced earlier today, enterprises can now leverage new joint hybrid cloud solutions from FalconStor and IBM. These solutions are especially important to the tens of thousands of companies around the globe that leverage IBM i environments, as they now have the ability to securely backup and restore to the cloud as well as migrate their IBM i workloads to IBM Power VS Cloud with secure backup and recovery on an on-going basis.”

“Despite the importance of this step forward in our efforts to reinvent FalconStor, our aggressive focus on advancing critical hybrid cloud relationships and our efforts to realign our sales team accordingly negatively impacted our legacy on-premises expansions and legacy on-premises new customer acquisition revenue during the quarter. We don’t view our poor legacy results in Q1 as being a signal of accelerated legacy decline in the future," stated Brooks. "In fact, legacy recurring revenue renewal rates were 86% and ARR increased 4% year-over-year during the quarter. As we continue to reinvent FalconStor, we must simultaneously focus on driving new strategic hybrid cloud ARR growth and maintaining a solid legacy on-premises revenue base.”

First Quarter 2022 Financial Results
•Annual Recurring Revenue (ARR): 4% year-over-year growth
•Ending Cash: $3.4 million, compared to $2.0 million in the first quarter of fiscal year 2021
•Total Revenue: $2.0 million, compared to $3.8 million in the first quarter of fiscal year 2021
•Total Cost of Revenue: $0.4 million, compared to $0.6 million in the first quarter of fiscal year 2021
•Total Operating Expenses: $2.7 million, compared to $3.2 million in the first quarter of fiscal year 2021
•GAAP Net Income (Loss): $(1.1) million, compared to $0.4 million in the first quarter of fiscal year 2021

Guidance
Given Q1 2022 results, we are reducing full-year guidance as follows:

*Adjusted EBITDA adds back Non-Operating and Other Expenses and Income

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Vincent Sita, Chief Financial Officer, FalconStor

WHEN: Wednesday, May 11, 2022, 4:00 PM Central; 5:00 PM Eastern

To register for our earnings call, please click the following link:

FALCONSTOR FIRST QUARTER 2022 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/4946665852509096204

Conference Call:
Please dial the following if you would like to interact with and ask questions to FalconStor hosts:
Toll Free: 877-568-4108
Access Code: 399-172-649

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our reconciliation of GAAP to Non-GAAP financial measures presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers, systems integrators, resellers, and original equipment manufacturers.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Vincent Sita
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	GERMANY
Suite 150	Landsberger Straße 302
Austin, Texas 78701	80687 München, Germany
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,381,639	$3,181,209
Accounts receivable, net	825,598	2,855,135
Prepaid expenses and other current assets	1,264,231	1,074,972
Contract assets, net	426,264	209,936
Inventory	—	7,744
Total current assets	5,897,732	7,328,996
Property and equipment, net	128,203	153,904
Operating lease right-of-use assets	90,893	112,405
Deferred tax assets, net	29,173	30,190
Software development costs, net	41,056	42,695
Other assets, net	99,834	106,023
Goodwill	4,150,339	4,150,339
Other intangible assets, net	40,826	51,362
Contract assets	463,264	692,712
Total assets	$10,941,320	$12,668,626
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$638,632	$297,033
Accrued expenses	801,815	1,099,257
Operating lease liabilities	74,349	76,940
Deferred revenue, net	4,049,503	4,557,317
Total current liabilities	5,564,299	6,030,547
Other long-term liabilities	957,860	950,843
Notes payable, net	2,156,246	2,154,098
Operating lease liabilities	16,544	35,465
Deferred tax liabilities, net	500,499	500,499
Deferred revenue, net	1,395,179	1,578,769
Total liabilities	10,590,627	11,250,221
Commitments and contingencies
Series A redeemable convertible preferred stock	14,700,124	14,384,388
Total stockholders' deficit	(14,349,431)	(12,965,983)
Total liabilities and stockholders' deficit	$10,941,320	$12,668,626

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$594,928	$2,139,729
Support and services revenue	1,454,179	1,688,597
Total revenue	2,049,107	3,828,326
Cost of revenue:
Product	20,719	222,834
Support and service	394,549	426,173
Total cost of revenue	415,268	649,007
Gross profit	$1,633,839	$3,179,319
Operating expenses:
Research and development costs	705,981	659,940
Selling and marketing	1,189,846	1,396,640
General and administrative	849,939	837,867
Restructuring costs	744	302,313
Total operating expenses	2,746,510	3,196,760
Operating income (loss)	(1,112,671)	(17,441)
Gain on debt extinguishment	—	754,000
Interest and other expense	(117,995)	(283,648)
Income (loss) before income taxes	(1,230,666)	452,911
Income tax expense (benefit)	(121,260)	44,616
Net income (loss)	$(1,109,406)	$408,295
Less: Accrual of Series A redeemable convertible preferred stock dividends	300,921	277,170
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	14,815	197,114
Net income (loss) attributable to common stockholders	$(1,425,142)	$(65,989)
Basic net income (loss) per share attributable to common stockholders	$(0.20)	$(0.01)
Diluted net income (loss) per share attributable to common stockholders	$(0.20)	$(0.01)
Weighted average basic shares outstanding	7,082,276	5,949,463
Weighted average diluted shares outstanding	7,082,276	5,949,463

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP income (loss) from operations	$(1,112,671)	$(17,441)
Non-cash stock option expense (1)	8,184	4,471
Restructuring costs (3)	744	302,313
Non-GAAP income (loss) from operations	$(1,103,743)	$289,343

GAAP net income (loss) attributable to common stockholders	$(1,425,142)	$(65,989)
Non-cash stock option expense, net of income taxes (2)	8,184	4,471
Restructuring costs (3)	744	302,313
Gain on debt extinguishment	—	(754,000)
Effects of Series A redeemable convertible preferred stock (4)	315,736	474,284
Embedded derivative fair value adjustment (7)	$7,702	$14,323
Non-GAAP net income (loss) attributable to common stockholders	$(1,092,776)	$(24,598)

GAAP gross margin	80%	83%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	80%	83%

GAAP gross margin - Product	97%	90%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	97%	90%

GAAP gross margin - Support and Service	73%	75%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Support and Service	73%	75%

GAAP operating margin	(54%)	—%
Non-cash stock option expense (1)	—%	—%
Restructuring costs (3)	0%	8%
Non-GAAP operating margin	(54%)	8%

GAAP Basic EPS	$(0.20)	$(0.01)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00

Restructuring costs (3)	0.00	0.05
Gain on litigation settlement (5)	0.00	0.00
Gain on debt extinguishment (6)	0.00	(0.12)
Effects of Series A redeemable convertible preferred stock (4)	0.05	0.08
Embedded derivative fair value adjustment (7)	0.00	0.00
Non-GAAP Basic EPS	$(0.15)	$—

GAAP Diluted EPS	$(0.20)	$(0.01)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.00	0.05
Gain on litigation settlement (5)	0.00	0.00
Gain on debt extinguishment (6)	0.00	(0.12)
Effects of Series A redeemable convertible preferred stock (4)	0.05	0.08
Embedded derivative fair value adjustment (7)	0.00	0.00
Non-GAAP Diluted EPS	$(0.15)	$—

Weighted average basic shares outstanding (GAAP and Non-GAAP)	7,082,276	5,949,463
Weighted average diluted shares outstanding (GAAP)	7,082,276	5,949,463
Weighted average diluted shares outstanding (Non-GAAP)	7,082,276	5,949,463

Footnotes:
(1)Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue - Product	$227	$227
Cost of revenue - Support and Service	181	181
Research and development costs	1,879	—
Selling and marketing	4,511	2,677
General and administrative	1,386	1,386
Total non-cash stock based compensation expense	$8,184	$4,471

(2)Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2022 and 2021, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)Represents restructuring costs which were incurred during each respective period presented.

(4)Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)Represents a gain for the legal settlement of a contractual dispute with a marketing/sales firm.

(6)Represents the gain recorded when the Company's loan with the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act was forgiven on March 30, 2021.

(7)Represents the income statement (gain) or loss resulting from the change in fair value of our embedded derivative liability associated with the Company's Series A redeemable convertible preferred stock.